EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT




To the board of directors
Enviro Voraxial Technology, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement of Enviro Voraxial Technology, Inc. on Form S-1/A of our report dated March 27, 2008, on the consolidated financial statements of Enviro Voraxial Technology, Inc. and Subsidiaries as of December 31, 2007 and for the years in the period then ended which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.




/S/ JEWETT SCHWARTZ WOLFE & ASSOCIATES
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Hollywood, Florida



December 2, 2008